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EXHIBIT 99.1

              ANDREA ELECTRONICS ANNOUNCES CFO RESIGNATION PROMOTES
        CORISA L. GUIFFRE TO VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                           VICKI TURSI TO CONTROLLER

MELVILLE, N.Y., June 5 /PRNewswire-FirstCall/ -- Andrea Electronics Corporation (Amex: AND - News), a leading developer of hardware and software audio input technologies, announced today that Richard A. Maue has resigned as Chief Financial Officer to pursue other professional interests. The Company further announced the promotion of Corisa L. Guiffre to Vice President, Chief Financial Officer and Vicki Tursi to Controller. Ms. Guiffre, who has served as the Company's Controller since November 1999, will assume responsibility for overseeing the Company's financial operations effective immediately. Ms. Tursi has served as the Company's Accounting Manager since December 2000.

"We have enjoyed working with Rich and we thank him for his contributions to the Company and wish him well in his future endeavors," said Christopher P. Sauvigne, President and Chief Executive Officer. "Corisa and Vicki have demonstrated strong accounting and financial skills and have developed a solid understanding of our business in performing their respective roles in the Company's finance area. We look forward to working with them as we continue to implement and manage our current business strategies."

About Andrea Electronics

Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for enhancing applications that require high performance and high quality voice input. The Company's patented Digital Super Directional Array (DSDA), patented PureAudio, patented EchoStop and patent-pending Directional Finding and Tracking Array (DFTA) far-field microphone technologies enhance a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Visit Andrea Electronics' website at www.AndreaElectronics.com or call 1-800-707-5779.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve matters that are subject to certain risks, uncertainties and assumptions that are difficult to predict, including economic, competitive, governmental, technological and other factors, that may affect the business and prospects of Andrea Electronics Corporation (the "Company"). The Company cautions investors about the following significant factors, which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and could cause them to differ materially from those expressed in any forward-looking statements: the rate at which Andrea Anti-Noise, DSDA, DFTA and other Andrea technologies are accepted in the marketplace; the competitiveness of Andrea Anti-Noise, DSDA, DFTA and other Andrea products in terms of technical specifications, quality, price, reliability and service; the sufficiency of the Company's funds for

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research and development, marketing and general and administrative expenses;
infringement and other disputes relating to patents and other intellectual property rights held or licensed by the Company or third parties; the Company's continuing ability to enter and maintain collaborative relationships with other manufacturers, software authoring and publishing companies, and distributors; the emergence of new competitors in the marketplace; the Company's ability to compete successfully against established competitors with greater resources; the uncertainty of future governmental regulation; the Company's ability to obtain additional funds; and general economic conditions. These and other similar factors are discussed under the heading "Cautionary Statement Regarding Forward-looking statements" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K and in the Company's Annual Report to shareholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.


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